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                                                                     EXHIBIT 1.1


                            DARDEN RESTAURANTS, INC.
                             (a Florida corporation)

                       $150,000,000 8.375% Notes Due 2005

                                 TERMS AGREEMENT

                                 August 30, 2000


To:      Darden Restaurants, Inc.
         5900 Lake Ellenor Drive
         Orlando, Florida   32809


Ladies and Gentlemen:

         We understand that Darden Restaurants, Inc., a Florida corporation (the "Company"), proposes to issue and sell $150,000,000 aggregate principal amount of its 8.375% Notes Due 2005 (the "Notes") (such securities also being hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we, the underwriters named below (the "Underwriters"), offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite our names set forth below at the purchase price set forth below. Capitalized terms used herein and not otherwise defined shall have the respective meanings given to such terms under the Indenture dated as of January 1, 1996 (the "Indenture") between the Company and Wells Fargo Bank Minnesota, National Association (formerly known as Norwest Bank Minnesota, National Association), as trustee (the "Trustee"), and under the Officer's Certificate and Authentication Order, (the "Certificate") duly authorized and executed by the Company and dated as of August 30, 2000 relating to the Notes, the form of which is attached hereto as Annex I, including in the case of certain terms the respective meanings given to such terms under the form of the Notes included in the Certificate. This Terms Agreement supplements the terms and conditions of the Underwriting Agreement attached hereto as Annex II, dated the date hereof between the Company and the Underwriters, which shall govern the offering of the Underwritten Securities.

            Underwriters                             Principal Amount of Notes
            ------------                             -------------------------
Banc of America Securities LLC                             $ 90,000,000
First Union Securities, Inc.                               $ 18,000,000
SunTrust Equitable Securities Corporation                  $ 18,000,000
Wachovia Securities, Inc.                                  $ 18,000,000
The Williams Capital Group, L.P.                           $  6,000,000
                                                           ------------
         Total                                             $150,000,000
                                                           ============
Price to the Company:                                           99.093%
Company Proceeds:                                          $148,639,500
                                                           ------------
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The Underwritten Securities shall have the following terms:

Title:                                      $150,000,000 8.375% Notes Due 2005

Rank: On a parity with all of the Company's other unsecured and unsubordinated indebtedness.

Ratings:                                    Baa1/BBB+

Aggregate principal amount:                 $150,000,000

Denominations:                              $1,000.00

Currency of payment:                        U.S. Dollars

Interest rate or formula:                   8.375% per annum

Interest payment dates:                     Semi-annually on September 15 and
                                            March 15, beginning March 15, 2001

Regular record dates:                       the September 1 and March 1
                                            preceding the respective interest
                                            payment dates

Stated maturity date:                       September 15, 2005

Redemption provisions:                      Redeemable, in whole or in part, at
                                            the Company's option at any time on
                                            not less than 30 nor more than 60
                                            days' notice at the greater of (i)
                                            100% of principal amount of the
                                            Notes being redeemed or (ii) as
                                            determined by the Quotation Agent,
                                            the sum of the present values of the
                                            remaining scheduled payments of
                                            principal and interest on the Notes
                                            (not including any portion of those
                                            payments of interest accrued as of
                                            the Redemption Date) discounted to
                                            the Redemption Date on a semi-annual
                                            basis at the Adjusted Treasury Rate
                                            plus 20 basis points plus, in each
                                            case, accrued and unpaid interest to
                                            the Redemption Date.

                                            The terms and conditions relating to
                                            any such redemption shall be as set
                                            forth under the Certificate
                                            (including the form of the Notes
                                            contained therein).

Sinking fund requirements:                  None.

Defeasance provisions:                      The Notes are subject to defeasance
                                            and the Company will be discharged
                                            from its obligations with respect to
                                            the Notes upon compliance with
                                            certain conditions.


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                                            The Company may omit to comply with
                                            certain restrictive covenants
                                            applicable to the Notes upon
                                            compliance with certain conditions.

                                            The terms and conditions relating to
                                            any such defeasance and covenant
                                            defeasance shall be as set forth in
                                            the Certificate and under the
                                            Indenture.

Listing requirements:                       The Notes will not be listed on any
                                            securities exchange or included in
                                            any automated quotation system.

Black-out provisions:                       None.

Fixed or Variable Price Offering:           Fixed price offering with an initial
                                            public offering price of 99.693% of
                                            the principal amount of the Notes,
                                            plus in each case accrued interest,
                                            if any, from September 5, 2000 or
                                            from the most recent date to which
                                            interest has been paid or provided
                                            for.

Form:                                       The form of the Notes shall be as
                                            set forth in the Certificate.

Other terms and conditions:                 The terms and conditions of the
                                            Notes shall be as set forth in the
                                            Certificate and under the Indenture,
                                            as provided for in the Certificate.

Closing date and location:                  September 5, 2000 at 11:00 A.M.
                                            (Eastern time) at the offices of
                                            McGuireWoods LLP, 100 North Tryon
                                            Street, Suite 2900, Charlotte, North
                                            Carolina 28202 or at such other time
                                            and place as shall be agreed upon by
                                            the Representatives of the
                                            Underwriters and the Company.

Co-managers:                                First Union Securities, Inc.
                                            SunTrust Equitable Securities
                                            Corporation
                                            Wachovia Securities, Inc.
                                            The Williams Capital Group, L.P.

         All of the provisions contained in the Certificate attached as Annex I hereto and in the Underwriting Agreement attached as Annex II hereto are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.


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         Please accept this offer no later than 5:00 P.M. (Eastern time) on
August 30, 2000 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.


                                      Very truly yours,

                                      BANC OF AMERICA SECURITIES LLC
                                      FIRST UNION SECURITIES, INC.
                                      SUNTRUST EQUITABLE SECURITIES CORPORATION
                                      WACHOVIA SECURITIES, INC.
                                      THE WILLIAMS CAPITAL GROUP, L.P.

                                      By:   BANC OF AMERICA SECURITIES LLC


                                      By:   /s/ Lily Chang
                                            ------------------------------------
                                            Authorized Signatory
                                            Acting on behalf of itself and the
                                            other named Underwriters

Accepted:

DARDEN RESTAURANTS, INC.


By: /s/ Clarence Otis, Jr.
    -----------------------------
   Name:  Clarence Otis, Jr.
   Title: Senior Vice President and
          Chief Financial Officer


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